EXCHANGE AGREEMENT

     THIS EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement") is entered into as of this 30th day of December, 2002, by and between BLUESTAR LEASING, INC., a Nevada corporation (hereinafter referred to as "Parent"), STERLING FBO HOLDINGS, INC., a Nevada corporation (hereinafter referred to as "Sterling"), and the shareholders, whose names appear on the signature page hereof (hereinafter referred to as "Shareholders"), of FORT WORTH JET CENTER, INC., a Texas corporation (hereinafter referred to as "Jet Center"), upon the following premises:

                                  Premises

     WHEREAS, Parent is a publicly held corporation organized under the laws of the State of Nevada and Sterling is a wholly-owned subsidiary of Parent;

     WHEREAS, Shareholders are the owners of 100% of the issued and outstanding stock of Jet Center;

     WHEREAS, management of the constituent corporations, and the Shareholders, entered into discussions pursuant to which Sterling has agreed in principal to acquire 100% of the issued and outstanding stock of Jet Center in exchange for the issuance of certain shares of Parent (the "Exchange") on the terms described herein and in a transaction intended to qualify as a tax-free reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code; and

     WHEREAS, Parent, Sterling and the Shareholders desire to set forth the terms of the Exchange.

                                   Agreement

     NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I

            REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SHAREHOLDERS

     As an inducement to, and to obtain the reliance of Parent and Sterling, the Shareholders represent and warrant as follows:


     Section 1.01 Organization. Jet Center is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. Shareholders have provided to Parent and Sterling complete and correct copies of the articles of incorporation, and bylaws of Jet Center as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Jet Center's articles of incorporation or bylaws. Jet Center has taken all actions required by law, its articles of incorporation, or otherwise to authorize the execution and delivery of this Agreement. Jet Center has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, and otherwise to consummate the transactions herein contemplated.

     Section 1.02 Capitalization. The authorized capitalization of Jet Center consists of (a) 1,000,000 shares of common stock, $1.00 par value, of which 1,000 shares are currently issued and outstanding and (b) -0- shares of preferred stock, $N/A par value, of which -0- shares (the "Preferred Stock") are currently issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

     Section 1.03 Subsidiaries and Predecessor Corporations. Jet Center does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, except as disclosed in Schedule 1.03. For purposes hereinafter, the term "Jet Center" also includes those subsidiaries, if any, set forth on Schedule 1.03.

     Section 1.04 Financial Statements.

     (a) The Shareholders have provided to Parent and Sterling the unaudited balance sheets and the related statements of operations of Jet Center as of and for (i) the quarter ended __________, 200__, and (ii) the year ended December 31, 2001.

     (b) All such financial statements have been prepared in accordance with generally accepted accounting principles. The Jet Center balance sheets present a true and fair view as of the dates of such balance sheets of the financial condition of Jet Center. Jet Center did not have, as of the dates of such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto, prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Jet Center in accordance with generally accepted accounting principles.

     (c) Jet Center has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

     (d)   Jet  Center  has  filed  all  state,  federal  or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

     (e) The books and records, financial and otherwise, of Jet Center are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

     (f) All of Jet Center's assets are reflected on its financial statements, and, except as set forth in the financial statements of Jet Center or the notes thereto, Jet Center has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

     Section 1.05 Information. The information concerning Jet Center set forth in this Agreement and in the materials provided to Parent and Sterling by the
Shareholders is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, Jet Center has fully disclosed in writing to Parent and Sterling all information relating to matters involving Jet Center or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $5,000 liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of Jet Center or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on Jet Center, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

     Section 1.06 Options or Warrants.  There are no existing options, warrants,
calls, or commitments of any character relating to the authorized and   unissued
Jet Center common stock.

     Section 1.07 Absence of Certain Changes or Events.   Except as set forth in
this Agreement, since September 30, 2002:

     (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Jet Center or (ii) any damage, destruction, or loss to Jet Center (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Jet Center;

     (b) Jet Center has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Jet Center; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction other than sales in the ordinary course of its business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

     (c) Jet Center has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Jet Center balance sheet, and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Jet Center; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

     (d) to the best knowledge of the Shareholders, Jet Center has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect the business, operations, properties, assets, or condition of Jet Center.

     Section 1.08 Title and Related Matters. Jet Center has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the most recent Jet Center balance sheet or acquired after that date (except properties, inventory, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business) free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; and (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. Jet Center owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with Jet Center's business. No third party has any right to any assets or properties of Jet Center which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of Jet Center or any material portion of its properties, assets, or rights.


     Section 1.09 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Shareholders after reasonable investigation, threatened by or against Jet Center or affecting Jet Center or its properties, at law or in equity, before any court or other Governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Shareholders have no knowledge of any material default on the part of Jet Center with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

     Section 1.10 Contracts.

     (a) All contracts, agreements, franchises, license agreements, and other commitments to which Jet Center is a party or by which its properties are bound and which are material to the operations of Jet Center taken as a whole are valid and enforceable by Jet Center in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

     (b) Jet Center is not a party to or bound by, and the properties of Jet Center are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of Jet Center.

     Section 1.11 Material Contract Defaults. Jet Center is not in default in Any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of Jet Center and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Jet Center has not taken adequate steps to prevent such a default from occurring.

     Section 1.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which either the Shareholders or Jet Center is a party or to which any of their properties or operations are subject.

      Section 1.13 Governmental Authorizations. Jet Center has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by the Shareholders of this Agreement and the consummation by the Shareholders of the transactions contemplated hereby.

     Section 1.14 Compliance With Laws and Regulations. To the best of the Shareholders' knowledge Jet Center has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Jet Center or except to the extent that noncompliance would not result in the occurrence of any material liability for Jet Center.

     Section 1.15 Insurance. All of the properties of Jet Center are fully insured for their full replacement cost.

     Section 1.16 Shares. The Shareholders have good and marketable title and ownership of the number of shares of common stock of Jet Center set out on the signature page hereof (the "Shares") and the right and power to convey the Shares free and clear of any lien, claim, encumbrance or option and the Shares constitute 100% of the issued and outstanding capital stock of Jet Center.

     Section 1.17 Valid Obligation. This Agreement and all agreements and other documents executed by the Shareholders in connection herewith constitute the valid and binding obligation of the Shareholders, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

                                     ARTICLE II

                    REPRESENTATIONS, COVENANTS, AND WARRANTIES
                               OF PARENT AND STERLING

     As an inducement to, and to obtain the reliance of the Shareholders, Parent and Sterling represent and warrant as follows:


     Section 2.01 Organization. Parent and Sterling are each corporations Duly organized, validly existing, and in good standing under the laws of the State of Nevada and have the corporate power and are duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of their properties and assets, to carry on their business in all material respects as they are now being conducted, and except where failure to be so qualified would not have a material adverse effect on their business, there is no jurisdiction in which they are not qualified in which the character and location of the assets owned by them or the nature of the business transacted by them requires qualification. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the certificate of incorporation or bylaws of either Parent or Sterling. Parent and Sterling have taken all action required by law, their certificates of incorporation, bylaws, or otherwise to authorize the execution and delivery of this Agreement, and each has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

     Section 2.02 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Parent or Sterling is a party or to which any of their assets or operations are subject.

     Section 2.03 Approval of Agreement. The board of directors of Parent and Sterling have authorized the execution and delivery of this Agreement.

     Section 2.04 Exchange Shares. Upon issuance, the Exchange Shares will be duly issued, validly paid and non-assessable.

     Section 2.05 Valid Obligation. This Agreement and all agreements and Other documents executed by Parent and Sterling in connection herewith constitute the valid and binding obligation of each, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

                                   ARTICLE III

                                 PLAN OF EXCHANGE

     Section 3.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.03), each Shareholder shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of common stock of Jet Center set out on the signature page hereof, in the aggregate constituting 100% of the issued and outstanding shares of capital stock of Jet Center held by each of such shareholders; the objective of such Exchange being the acquisition by Sterling of 100% of the issued and outstanding capital stock of Jet Center. In exchange for the transfer of such securities by the Shareholders, Parent shall issue to the Shareholders an aggregate of 8,223,953 shares of common stock of Parent (the "Exchange Shares"). At the Closing, each Shareholder shall, on surrender of his certificate or certificates representing such Jet Center shares to Sterling or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing his proportionate interest in the Exchange Shares.

     Section 3.02 Closing. The closing ("Closing") of the transactions Contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date") but not later than December 31, 2002, subject to the right of Parent to extend such Closing Date by up to an additional sixty
(60) days. Such Closing shall take place at a mutually agreeable time and place.

     Section 3.03 Closing Events. At the Closing, Parent and each of the Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

                                     ARTICLE IV

                                  SPECIAL COVENANTS

     Section 4.01 Delivery of Books and Records. At the Closing, Shareholders shall cause Jet Center deliver to Sterling the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Jet Center now in the possession of Jet Center or its representatives.

     Section 4.02 Third Party Consents and Certificates. Parent, Sterling and the Shareholders agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

                                     ARTICLE V

                                   MISCELLANEOUS

     Section 5.01 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Texas, without giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States, and (b) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the United States District Court in Houston, Texas, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

     Section 5.02 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

     If to Parent or Sterling, to:   Sterling FBO Holdings, Inc.
                                     2800 Post Oak Blvd., Suite 5260
                                     Houston, Texas 77056
                                     Attn: Ron F. Bearden

     If to Shareholders, to:         Address shown on signature page

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

     Section 5.03 Attorney's Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgement rendered therein.

     Section 7.04 Expenses. Subject to Section 5.03 above, whether or not the Exchange is consummated, each of Parent, Sterling and the Shareholders will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

	Section 7.05	Entire Agreement.  This Agreement  represents the entire
agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

     Section 5.06 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

     Section 5.07	Counterparts.   This Agreement may  be  executed  in  multiple
counterparts, each of which shall be deemed an original  and all  of which taken together shall be but a single instrument.

     Section 5.08 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     Section 5.09 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

	IN WITNESS WHEREOF,  the   corporate   parties   hereto have  caused  this
Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

ATTEST:                                   BLUESTAR LEASING, INC.


                                          BY:
Secretary or Assistant Secretary             President


ATTEST:                                   STERLING FBO HOLDINGS, INC.


                                          BY:

Secretary or Assistant Secretary             President

SHAREHOLDERS:

Name                                Address                    Number of Shares



                                    7401 Windswept Trail              358
Mathew Investment Partnership	      Colleyville, TX 76034
By: Thomas Mathew



                                    5065 Westheimer, Suite 745        367
Sterling REIT, Inc                  Houston, TX 77056
By: Ron F. Bearden



                                    7705 Debbie Drive                 275
Geld Fund II, LLC                   Leander, TX 78641
By: Hugo Verhaeghe